Exhibit 10.5

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SERVICES AGREEMENT

This Services Agreement (this “Agreement”), is made effective as the date of the last signature below, to be effective as of June 28, 2022 (the “Effective Date”), by and between Eureka Therapeutics, Inc., a Delaware corporation (“Eureka”) and Estrella Biopharma, Inc., a Delaware corporation (“Estrella”). Eureka and Estrella are referred to in this Agreement individually as a “Party” and collectively as the “Parties”.

Recitals

Whereas, Eureka and Estrella are parties to that certain License Agreement, effective as of June 28, 2022, as amended from time to time, (the “License Agreement”) under which Eureka granted to Estrella a license under certain intellectual property controlled by Eureka for exploitation by Estrella in the Estrella Territory. Capitalized terms used in this Agreement shall IMG have the meanings set forth in the License Agreement unless otherwise defined and set forth in this Agreement;

Whereas, Estrella desires to engage Eureka to perform certain services for Estrella related to the transfer of certain technology and the provision of certain technical assistance to facilitate Estrella’s exploitation of certain intellectual property licensed by Eureka to Estrella under the License Agreement, and Eureka desires to perform such services for Estrella, on the terms and subject to the conditions herein.

Now, Therefore, in consideration of the mutual covenants and undertakings herein, the adequacy of which is acknowledged by the Parties, Estrella and Eureka hereby agree as follows.

SECTION 1
SERVICES AND COMPENSATION

1.1       Performance of Services. Subject to the terms of this Agreement, Eureka shall perform or cause to be performed the services, as set forth on Exhibit A to this Agreement (“Services”), which are incorporated herein by reference. Eureka will perform the Services in compliance with all applicable laws and the terms of this Agreement.

1.2       Subcontractors. Subject to the terms of this Agreement, Eureka may engage subcontractors to perform Services. The engagement of a subcontractor by Eureka shall not relieve Eureka of any of its obligations under this Agreement. Eureka shall be responsible for the performance or nonperformance of its subcontractors as if such performance or nonperformance were that of Eureka.

1.3       Changes. The Parties acknowledge that changes may be made to the Services described in Exhibit A as agreed in writing by the Parties. The Parties acknowledge that Eureka may make changes from time to time in the manner of performing the Services, provided that any material changes shall only be made with Estrella’s written consent.

1

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

1.4       Communications. Upon the written request by either Party during the Term, Eureka and Estrella shall conduct meetings, either in person or by telephone or video conference, to discuss the progress of the Services.

1.5       Consideration by Estrella. As consideration for the Services provided by Eureka under this Agreement, Estrella shall pay Eureka the amounts and under the terms set forth in Exhibit A or any Statement of Work (the “Consideration”).

SECTION 2
CONFIDENTIALITY; INTELLECTUAL PROPERTY

2.1       Confidentiality. The Parties agree that all non-public or proprietary information disclosed by either Party to the other Party under this Agreement shall be deemed to be disclosed under the License Agreement, shall be the Confidential Information of the disclosing Party and shall be subject to the terms of the License Agreement; provided that each Party shall be permitted to use the other Party’s Confidential Information without breaching the License Agreement to the extent such use is reasonably necessary to perform any obligation or exercise any right expressly permitted or contemplated by this Agreement.

2.2       Intellectual Property. The Parties agree that any invention or discovery made under this Agreement shall be deemed to be made under the License Agreement, shall be an Invention and shall be subject to the terms of the License Agreement.

2.3       No Implied Licenses. No licenses or other rights to intellectual property are granted by either Party to the other Party under this Agreement by implication, estoppel, or otherwise. Nothing in this Agreement shall be construed as to modify the licenses granted by each Party to the other Party under the License Agreement.

SECTION 3
TERM AND TERMINATION

3.1       Term. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated in accordance with this Section 3, shall continue until Eureka’s completion of the Services and Eureka’s receipt of the Consideration payable hereunder, which receipt may be evidenced by written confirmation from Eureka to Estrella (including email) or by Estrella making, or causing to be made, appropriate updates in its shareholder register to reflect Eureka as the holder of such Consideration (the “Term”).

3.2       Termination by Mutual Agreement. The Parties may at any time mutually agree in writing to terminate this Agreement with respect to some or all of the Services, effective as indicated in such writing. In the event of any termination with respect to one or more, but less than all, Services, this Agreement shall continue in full force and effect with respect to any Services not terminated thereby.

2

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

3.3       Effect of Termination. In the event of termination prior to completion of the Services specified in this Agreement or a Statement of Work (as defined in Exhibit A), Eureka shall be paid for all work completed through the date Eureka receives, or provides Estrella with, notice of termination in accordance with this Agreement and such Statement of Work, including reasonable and documented out-of-pocket expenses and any non-cancellable commitments incurred by Eureka in accordance with this Agreement and such Statement of Work; provided, however, that Eureka has used commercially reasonable efforts to cancel or otherwise limit and mitigate such out-of-pocket expenses and commitments as of the date on which it receives, or provides Estrella with, notice of termination.

3.4       Survival. Expiration or termination of this Agreement will not relieve any Party of any obligation accruing prior to such expiration or termination. Sections 1.5, Section 2, 3.3, 4.2, 4.3 and 5 will survive expiration or termination of this Agreement.

SECTION 4
REPRESENTATIONS AND WARRANTIES; DISCLAIMER; LIMITATION OF LIABILITY

4.1       Mutual Representations and Warranties. Each Party represents and warrants to the other that, as of the Effective Date: (a) it has full power and authority to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement is legally binding upon it, enforceable against it in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental entity or administrative or other agency having jurisdiction over it; and (c) such Party is not under any pre-existing obligation inconsistent with the provisions of this Agreement.

4.2       Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4.1, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OR VALIDITY OF ANY PATENTS ISSUED OR PENDING, OR WITH RESPECT TO THE OUTCOME OR RESULTS OF ANY ACTIVITIES TO BE PERFORMED PURSUANT TO THIS AGREEMENT.

4.3       Limitation of Liability. EXCEPT FOR A BREACH OF SECTION 2.1 (CONFIDENTIALITY), NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, MULTIPLE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS, LOSS OF USE, DAMAGE TO GOODWILL, OR LOSS OF BUSINESS) ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE. EUREKA’S TOTAL AGGREGATE LIABILITY TO ESTRELLA UNDER OR IN RELATION TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT, OR OTHERWISE HOWSOEVER ARISING) SHALL NOT EXCEED AN AMOUNT EQUAL TO THE CONSIDERATION.

3

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SECTION 5
MISCELLANEOUS PROVISIONS

5.1       Notices. All notices that are required or permitted hereunder shall be in writing and sufficient if delivered personally, electronic mail (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Eureka:

Eureka Therapeutics, Inc.

5858 Horton Street, Suite 170

Emeryville, CA 94608

If to Estrella:

Estrella Biopharma, Inc.

5858 Horton Street, Suite 170

Emeryville, CA 94608

5.2       Assignment. This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may, without consent of the other Party, assign this Agreement and its rights and obligations hereunder (a) in whole or in part to an Affiliate of such Party, or (b) in whole to its successor-in-interest in connection with the sale of all or substantially all of its assets, whether in a merger, acquisition, or similar transaction. Any attempted assignment not in accordance with this Section 5.2 shall be null and void and of no legal effect. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns.

5.3       Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) that, insofar as practical, implement the purposes of this Agreement.

5.4       Remedies Cumulative. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which a Party may be lawfully entitled.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

5.5       Force Majeure. Except for the payment obligations, neither Party shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including acts of God, fires, earthquakes, acts of war, terrorism, pandemic or civil unrest; provided, however, that the affected Party promptly notifies the other Party and further provided that the affected Party shall use commercially reasonable efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the Parties shall negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.

5.6       Entire Agreement; Amendments. This Agreement and Exhibit A attached hereto constitute the full and complete agreement of the Parties as to the subject matter hereof. For clarity, this Agreement does not supersede or modify the License Agreement, and the License Agreement shall continue in full force and effect. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of each Party.

5.7       Headings. The captions to the several Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections of this Agreement.

5.8       Independent Contractors. It is expressly agreed that Eureka and Estrella shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Eureka nor Estrella shall have the authority to make any statements, representations or commitments of any kind, or to take any action that is binding on the other Party without the prior written consent of the other Party.

5.9       Waiver. Any waiver of any provision of this Agreement shall be effective only if in writing and signed by Eureka and Estrella. No express or implied waiver by a Party of any default under this Agreement will be a waiver of a future or subsequent default. The failure or delay of any Party in exercising any rights under this Agreement will not constitute a waiver of any such right, and any single or partial exercise of any particular right by any Party will not exhaust the same or constitute a waiver of any other right provided in this Agreement

5.10       Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

5.11       Interpretation. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning and effect as the word “shall”, and vice versa. The word “any” shall mean “any and all” unless otherwise clearly indicated by context. The word “including” will be construed as “including without limitation.” The word “or” is disjunctive but not necessarily exclusive.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

5.12       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.13       Choice of Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the breach thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of Delaware, including its statutes of limitations.

5.14       Dispute Resolution. Any dispute between the Parties relating to this Agreement shall be deemed to be a Dispute and shall be resolved in accordance with the dispute resolution provisions of the License Agreement.

5.15       Costs and Expenses. Unless otherwise provided in this Agreement (including the Pass-through Costs set forth in Exhibit A), each Party shall bear all of its own fees and expenses incurred in performing its obligations under this Agreement.

5.16       Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as reasonably necessary or appropriate in order to carry out the purposes and intent of this Agreement.

5.17       Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement, and any dispute proceeding related to or arising hereunder, shall be in the English language. If there is a discrepancy between any translation of this Agreement and this Agreement, this Agreement shall prevail.

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Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

In Witness Whereof, the parties hereto have caused this Agreement to be executed on the date first written above by their duly authorized officers.

Eureka Therapeutics, Inc.		Estrella Biopharma, Inc.

By:	/s/ Cheng Liu	By:	/s/ Qian Yang
Name:	Cheng Liu	Name:	Qian Yang
Title:	President	Title:	Chief Operating Officer

ETCA-22-01388

Signature Page to Services Agreement

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

EXHIBIT A
DESCRIPTION OF SERVICES

A.            Services

Eureka shall provide (but shall not be solely responsible for) day to day assistance to the Estrella in the areas listed below. External vendors (including CROs) shall be engaged where appropriate and shall be charged to Estrella as a Pass-through Cost (as defined below).

Technology Transfer

•	Provide transfer of know-how and technology.

Pre-Clinical Services

•	Pre-clinical studies, including efficacy, toxicity and pharmacokinetic information studies.

•	Conduct in vitro and in vivo studies.

•	Identify criteria for evaluating safety in humans.

•	CMC development: develop manufacturing processes, product characteristics, and product testing in manner in order to ensure that the product is safe, effective and consistent between batches.

Clinical Services

•	Study design, protocol preparation.

•	Meetings and communications with the US FDA.

•	Preparation of SOPs (Standard Operating Procedures).

•	Study & site startup activities.

•	Documents and Submissions.

•	IRB/EC meeting activity.

•	Contracts & budgets.

•	Screening and enrollment.

•	Study subject activity throughout the trial.

•	Regulatory documents.

A-1

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

•	Monitoring visit Reports, calendars and schedules.

•	Safety Reporting.

B.            Pricing

[***]

Estrella agrees to pay Eureka the amount of $10,000,000 in connection with the Services related to the IND application for ET019003 (the “IND Application Services”), payable in 12 equal monthly installments with the first payment to be made no later than five days after the Effective Date; provided, that if the US FDA clears the IND for ET019003 prior to the 12-month anniversary of the Effective Date, then the balance of any amounts due under this paragraph shall be due as of the date of such clearance.

Pass-Through Costs

Estrella agrees to reimburse Eureka on a monthly basis for reasonable pass-through costs incurred or paid to providers by Eureka in providing the IND Application Services (“Pass-through Costs”). Pass-through Costs may include, but are not limited to project-specific printing, shipping, copying and binding costs, telecommunication and data costs, travel costs, including subsistence and accommodation costs in compliance with the Eureka travel policy, literature search and article retrieval costs, translation costs, Ethics Committee and regulatory body fees, pharmacy fees, laboratories, third party payments for investigator meetings, drug depots, payments to investigators and institutions, or other payments to providers (including without limitation, subcontractors, medical monitors, clinical research associates, and CROs, if necessary). All expenses billed to Estrella by Eureka must be accompanied by appropriate documentary evidence, such as receipts or other reasonable documentation. The Parties acknowledge and agree that any non-Eureka providers paid with Pass-through Costs in connection with the performance of IND Application Services under this Agreement or any Statement of Work shall not be considered the agent, employee or subcontractor of Eureka. The estimated Pass-through Costs for the ET019003 clinical trial are as follows:

[***]

Services Outside of the Scope of ET019003 IND Filing

[***]

C.            General.

Other than the IND Application Services, Eureka will perform the Services for Estrella according to the terms and conditions of this Agreement and in accordance with executed Statements of Work(s) (each a “Statement of Work”). Should any terms and conditions set forth in the Statement of Work conflict with the terms and conditions contained in this Agreement, the terms and conditions set forth in the Statement of Work will be understood to govern the agreement between the parties. The Statement of Work shall specify the details of the work, the design, information desired, data and materials to be provided by Estrella, completion time and all other matters relating to the completion of the Statement of Work.

A-2

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

D.            Compensation and Payments.

Eureka will invoice Estrella monthly or as separately agreed for Services rendered under any Statement of Work, and Estrella shall pay all amounts due within 30 days of receipt of the invoice date if an invoice is delivered electronically, or from the date of receipt if Estrella requests a paper invoice. If any portion of an invoice is disputed, then Estrella shall pay the undisputed amounts within 30 days of receipt of the invoice, and the parties shall use good faith efforts to reconcile the disputed amounts as soon as practicable. Expenses and pass-through costs will be supported by a detailed summary sheet. [***]. All payments due hereunder shall be made in U.S. Dollars.

E.            Taxes and Other Charges.

Estrella will be responsible for all transportation and administrative fees and any use tax, sales tax, excise tax, custom duty, inspection or testing fee, or any other taxes, fees, duties or charges imposed by any governmental authority, relating to or measured by the transaction, in addition to the prices quoted or invoiced in the Statement of Work, except for any taxes owed for Eureka income which is solely Eureka’s obligation. If Eureka is required to pay any such taxes (except for any taxes owed for Eureka income), custom duties, fees or charges, in addition to those stipulated under the Statement of Work and provide Estrella such notice, Estrella shall reimburse Eureka thereof or provide Eureka an exemption certificate or other document acceptable to the authority imposing the taxes, duties, fees, or charges at the time the order is placed.

***

A-3